Exhibit 99.1

MFA
FINANCIAL, INC.

One Vanderbilt Ave.
New York, New York 10017

PRESS RELEASE	FOR IMMEDIATE RELEASE

February 18, 2026	NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	H/Advisors Abernathy
Sydney Isaacs
713-343-0427

MFA Financial, Inc. Announces Fourth Quarter and Full Year 2025 Financial Results

NEW YORK--(BUSINESS WIRE)--MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the fourth quarter and full year ended December 31, 2025:

Fourth Quarter 2025 Financial Results:

•	MFA generated GAAP net income to common stockholders and participating securities for the fourth quarter of $43.6 million, or $0.42 per basic and diluted common share.

•	Distributable earnings, a non-GAAP financial measure, were $27.8 million, or $0.27 per basic common share. MFA paid a regular cash dividend of $0.36 per common share on January 30, 2026.

•	GAAP book value at December 31, 2025 was $13.20 per common share. Economic book value, a non-GAAP financial measure, was $13.75 per common share.

•	Total economic return was 3.1% for the fourth quarter.

•	MFA closed the quarter with unrestricted cash of $213.2 million.

Full Year 2025 Highlights:

•	GAAP net income to common stockholders and participating securities was $136.5 million, or $1.31 per basic common share and $1.30 per diluted common share, up from $86.4 million, or $0.83 per basic common share and $0.82 per diluted common share, in 2024.

•	Distributable earnings, a non-GAAP financial measure, were $104.0 million, or $1.00 per common share in 2025. MFA paid quarterly dividends of $0.36 per common share throughout 2025, totaling $1.44 per share.

•	Total economic return was 9.0% for 2025.

•	Loan acquisition activity of $2.7 billion during 2025 included $1.8 billion of Non-QM loans, $655.7 million of Single-family transitional loans (including draws), $235.4 million of Single-family rental (SFR) loans and $14.8 million of draws on previously originated Multifamily transitional loans.

•	MFA completed five securitizations in 2025 collateralized by $1.8 billion unpaid principal balance (UPB) of Non-QM loans.

•	60+ day delinquencies (measured as a percentage of UPB) for MFA’s residential loan portfolio declined to 7.1% at December 31, 2025 from 7.5% at December 31, 2024.

•	MFA purchased $2.1 billion of Agency MBS throughout 2025.

•	Net interest income rose to $231.1 million from $202.7 million in 2024.

•	Lima One mortgage banking income totaled $22.8 million.

•	MFA repurchased 1,026,117 shares of common stock during 2025.

“We continued to execute on our strategic initiatives during the fourth quarter,” said Craig Knutson, MFA’s Chief Executive Officer. “We acquired $1.2 billion of Agency MBS and $443 million of Non-QM loans, and Lima One originated $226 million of new business purpose loans. We deployed approximately $100 million of excess cash on our balance sheet into our target asset classes. In addition, we continued to reduce operating expenses, resolve non-performing loans, grow the Lima One sales force and repurchase our common stock at accretive levels. These efforts resulted in a total economic return of 3.1% for the quarter and 9.0% for the year.”

Reflecting on the year, Bryan Wulfsohn, President and Chief Investment Officer, added: “We made approximately $4.8 billion of investments in our target asset classes throughout 2025. We significantly grew our Non-QM loan and Agency MBS portfolios, and we profitably sold $219 million of newly-originated rental term loans to third-party investors. Although our Distributable earnings this year were weighed down by credit losses realized on certain legacy business purpose loans, we believe our investment portfolio is well-positioned to deliver strong returns moving forward.”

Q4 2025 Portfolio Activity

•	MFA’s residential investment portfolio rose to $12.3 billion at December 31, 2025 from $11.2 billion at September 30, 2025.

•	MFA added $1.2 billion of Agency MBS during the quarter, bringing its Agency MBS position to $3.3 billion.

•	Non-QM loan acquisitions totaled $443.5 million, bringing MFA’s Non-QM portfolio to $5.3 billion at December 31, 2025.

•	Lima One funded $145.3 million of new business purpose loans with a maximum loan amount of $226.4 million. Further, $69.5 million of draws were funded on previously originated Transitional loans. Lima One generated $5.7 million of mortgage banking income.

•	Portfolio runoff was $735.0 million. Asset dispositions included $45.4 million of newly-originated SFR loans, $24.6 million of credit risk transfer (CRT) securities and $4.0 million of delinquent Transitional loans. MFA also sold 114 REO properties in the fourth quarter for aggregate net proceeds of $22.4 million.

•	60+ day delinquencies (measured as a percentage of UPB) for MFA’s residential loan portfolio increased to 7.1% at December 31, 2025 from 6.8% at September 30, 2025.

•	MFA completed one loan securitization during the quarter collateralized by $445.9 million UPB of Non-QM loans, bringing its total securitized debt to approximately $6.3 billion.

•	MFA added a net $706.9 million of new interest rate hedges, maintaining the estimated net effective duration of its investment portfolio at 0.98 years.

•	MFA’s Debt/Net Equity Ratio was 6.0x while recourse leverage was 2.5x at December 31, 2025.

New Stock Repurchase Program

MFA also announced today that its Board of Directors has authorized a new $200 million stock repurchase program for the Company’s common stock, which will be in effect through the end of 2028. The new program supersedes the Company’s prior repurchase program, which expired at the end of 2025.

The new stock repurchase program does not require the purchase of any minimum number of shares. The timing and extent to which MFA repurchases its shares will depend upon, among other things, market conditions, share price, liquidity, regulatory requirements and other factors, and repurchases may be commenced or suspended at any time without prior notice. Acquisitions under the stock repurchase program may be made in the open market, through privately negotiated transactions or block trades or other means, in accordance with applicable securities laws (including, in MFA’s discretion, through the use of one or more plans adopted under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended).

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Wednesday, February 18, 2026, at 11:00 a.m. (Eastern Time) to discuss its fourth quarter 2025 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed over $5 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

The following tables present MFA’s asset allocation as of December 31, 2025, and the yield on average interest-earning assets, average cost of funds, impact of net Swap carry and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At December 31, 2025	Non-QM loans		Single-family rental loans		Single-family transitional loans		Multifamily transitional loans		Legacy RPL/NPL loans		Agency MBS		Other, net (1)	Total
(Dollars in Millions)
Asset Amount	$5,345		$1,234		$717		$490		$973		$3,303		$706	$12,768
Financing Agreements with Non-mark-to-market Collateral Provisions	—		(7)		(47)		(28)		—		—		—	(82)
Financing Agreements with Mark-to-market Collateral Provisions	(537)		(263)		(198)		(189)		(79)		(2,938)		(109)	(4,313)
Securitized Debt	(4,204)		(788)		(367)		(159)		(812)		—		(6)	(6,336)
Senior Notes and Other secured financing	—		—		—		—		—		—		(209)	(209)
Net Equity Allocated	$604		$176		$105		$114		$82		$365		$382	$1,828
Debt/Net Equity Ratio (2)	7.8	x	6.0	x	5.8	x	3.3	x	10.9	x	8.0	x		6.0	x

(1)	Includes $213.2 million of cash and cash equivalents, $173.5 million of restricted cash, $57.1 million of other securities, $51.0 million of Other loans and $20.2 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.
(2)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.

Table 2 - Net Interest Spread

	For the Three-Month Period Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Non-QM Loans
Net Yield (1)	5.96%	5.95%	5.63%
Cost of Funding (2)	(5.13)%	(5.21)%	(5.12)%
Impact of net Swap carry (3)	0.49%	0.62%	1.36%
Net Interest Spread	1.32%	1.36%	1.87%
Business Purpose Loans
Net Yield (1)	7.50%	7.88%	7.73%
Cost of Funding (2)	(5.82)%	(6.03)%	(6.39)%
Impact of net Swap carry (3)	0.44%	0.49%	0.80%
Net Interest Spread	2.12%	2.34%	2.14%
Legacy RPL/NPL Loans
Net Yield (1)	7.42%	8.55%	7.52%
Cost of Funding (2)	(4.29)%	(4.32)%	(4.23)%
Impact of net Swap carry (3)	0.48%	0.52%	0.19%
Net Interest Spread	3.61%	4.75%	3.48%
Total Residential Whole Loans
Net Yield (1)	6.53%	6.81%	6.65%
Cost of Funding (2)	(5.23)%	(5.36)%	(5.51)%
Impact of net Swap carry (3)	0.48%	0.58%	1.01%
Net Interest Spread	1.78%	2.03%	2.15%
Securities, at fair value
Net Yield (1)	5.56%	5.79%	6.05%
Cost of Funding (2)	(4.18)%	(4.50)%	(5.02)%
Impact of net Swap carry (3)	0.79%	1.05%	1.68%
Net Interest Spread	2.17%	2.34%	2.71%
Total Balance Sheet
Net Yield (1)	6.20%	6.50%	6.64%
Cost of Funding (2)	(5.05)%	(5.29)%	(5.78)%
Impact of net Swap carry (3)	0.54%	0.65%	1.24%
Net Interest Spread	1.69%	1.86%	2.10%

(1)	Reflects annualized interest income divided by average amortized cost. Excludes servicing costs.

(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt.

(3)	Reflects the difference between Swap interest income received and Swap interest expense paid on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net Swap carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net Swap carry by asset class to reflect the economic impact of our Swaps on the net interest spread shown in the table above.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended December 31, 2025:

Table 3 - Investment Portfolio Activity Q4 2025

(In Millions)	September 30, 2025	Runoff (1)	Acquisitions & Originations (2)	Other (3)	December 31, 2025	Change
Residential whole loans and REO	$8,952	$(618)	$658	$(47)	$8,945	$(7)
Securities, at fair value	2,260	(117)	1,228	(11)	3,360	1,100
Total	$11,212	$(735)	$1,886	$(58)	$12,305	$1,093

(1)	Primarily includes principal repayments and sales of REO.

(2)	Includes draws on previously originated Transitional loans.

(3)	Primarily includes loan sales, changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans:

Table 4 - Portfolio Composition/Residential Whole Loans

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Non-QM loans	$593,213	$722,392	$4,753,480	$3,568,694	$5,346,693	$4,291,086
Business purpose loans:
Single-family rental loans	$88,112	$108,203	$1,147,234	$1,248,197	$1,235,346	$1,356,400
Single-family transitional loans (1)	7,051	22,430	711,294	1,078,425	718,345	1,100,855
Multifamily transitional loans	—	—	489,637	938,926	489,637	938,926
Total Business purpose loans	$95,163	$130,633	$2,348,165	$3,265,548	$2,443,328	$3,396,181
Legacy RPL/NPL loans	414,676	457,654	564,340	624,895	979,016	1,082,549
Other loans	—	—	51,022	52,073	51,022	52,073
Allowance for Credit Losses	(9,705)	(10,665)	—	—	(9,705)	(10,665)
Total Residential whole loans	$1,093,347	$1,300,014	$7,717,007	$7,511,210	$8,810,354	$8,811,224
Number of loans	4,941	5,582	18,824	18,588	23,765	24,170

(1)	Includes $300.2 million and $442.4 million of loans collateralized by new construction projects at origination as of December 31, 2025 and December 31, 2024, respectively.

Table 5 - Yields and Average Balances/Residential Whole Loans

	For the Three-Month Period Ended
	December 31, 2025			September 30, 2025			December 31, 2024
(Dollars in Thousands)	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Non-QM loans	$79,960	$5,369,775	5.96%	$76,742	$5,162,278	5.95%	$62,885	$4,464,657	5.63%
Business purpose loans:
Single-family rental loans	$19,611	$1,265,698	6.20%	$21,636	$1,302,703	6.64%	$23,124	$1,474,552	6.27%
Single-family transitional loans	17,398	768,729	9.05%	18,991	835,895	9.09%	26,733	1,125,631	9.50%
Multifamily transitional loans	12,123	586,047	8.27%	15,356	704,298	8.72%	20,474	1,040,093	7.87%
Total business purpose loans	$49,132	$2,620,474	7.50%	$55,983	$2,842,896	7.88%	$70,331	$3,640,276	7.73%
Legacy RPL/NPL loans	16,933	912,422	7.42%	20,086	939,653	8.55%	19,085	1,014,917	7.52%
Other loans	418	61,696	2.71%	479	62,786	3.05%	467	66,186	2.82%
Total Residential whole loans	$146,443	$8,964,367	6.53%	$153,290	$9,007,613	6.81%	$152,768	$9,186,036	6.65%

Table 6 - Credit-related Metrics/Residential Whole Loans

December 31, 2025

								Aging by UPB
									Past Due Days
(Dollars In Thousands)	Asset Amount	Fair Value	Unpaid Principal Balance (“UPB”)	Weighted Average Coupon (1) (2)	Weighted Average Term to Maturity (Months)	Weighted Average LTV Ratio (3)	Weighted Average Original FICO (4)	Current	30-59	60-89	90+	60+ DQ %	60+ LTV (5)
Non-QM loans	$5,344,968	$5,332,533	$5,322,321	6.74%	337	64%	738	$4,929,485	$170,509	$47,154	$175,173	4.2%	64%
Business purpose loans:
Single-family rental	$1,234,428	$1,237,464	$1,246,745	6.34%	311	66%	740	$1,193,041	$22,309	$4,165	$27,230	2.5%	68%
Single-family transitional (5)	717,303	717,702	732,059	10.31%	6	69%	750	599,798	48,180	2,535	81,546	11.5%	83%
Multifamily transitional (5)	489,637	489,637	531,804	10.17%	1	64%	749	399,686	44,523	32,905	54,690	16.5%	68%
Total business purpose loans	$2,441,368	$2,444,803	$2,510,608	8.31%		66%		$2,192,525	$115,012	$39,605	$163,466	8.1%
Legacy RPL/NPL loans	972,996	992,120	1,097,698	5.09%	245	54%	646	757,826	125,621	47,620	166,631	19.5%	60%
Other loans	51,022	51,022	59,283	3.43%	308	63%	757	59,283	—	—	—	—%	—%
Residential whole loans, total or weighted average	$8,810,354	$8,820,478	$8,989,910	6.98%		64%		$7,939,119	$411,142	$134,379	$505,270	7.1%

(1)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.

(2)	For the quarter ended December 31, 2025, the gross coupon was 6.88% for Non-QM loans, 6.37% for Single-family rental loans, 10.32% for Single-family transitional loans, 10.18% for Multifamily transitional loans, and 5.10% for Legacy RPL/NPL loans.

(3)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. Excluded from the calculation of weighted average are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful.
(4)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.
(5)	For Single-family and Multifamily transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. At December 31, 2025, for certain Single-family and Multifamily Transitional loans totaling $270.9 million and $121.1 million, respectively, an after repaired valuation was not available. For these loans, the weighted average LTV is calculated based on the current unpaid principal balance and the as-is value of the collateral securing the related loan.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on our portfolio, including the impact of Swaps and securitized debt and other fixed rate debt, based on the assets in our investment portfolio as of December 31, 2025. All changes in value are measured as the percentage change from the projected portfolio value under the base interest rate scenario as of December 31, 2025.

Change in Interest Rates	Percentage Change in Net Portfolio Value	Percentage Change in Total Stockholders' Equity
+100 Basis Point Increase	(1.35)%	(9.58)%
+ 50 Basis Point Increase	(0.58)%	(4.15)%
Actual as of December 31, 2025	—%	—%
- 50 Basis Point Decrease	0.40%	2.85%
-100 Basis Point Decrease	0.62%	4.42%

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	December 31, 2025	December 31, 2024
Assets:
Residential whole loans, net ($7,717,007 and $7,511,210 held at fair value, respectively) (1)	$8,810,354	$8,811,224
Securities, at fair value	3,360,280	1,537,513
Cash and cash equivalents	213,211	338,931
Restricted cash	173,457	262,381
Other assets	489,147	459,555
Total Assets	$13,046,449	$11,409,604

Liabilities:
Financing agreements ($5,956,057 and $5,516,005 held at fair value, respectively)	$10,940,014	$9,155,461
Other liabilities	278,740	412,351
Total Liabilities	$11,218,754	$9,567,812

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 12,050 and 8,050 shares authorized, respectively; 8,125 and 8,000 shares issued and outstanding, respectively ($203,132 and $200,000 aggregate liquidation preference, respectively)	$81	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 16,650 and 12,650 shares authorized, respectively; 11,286 and 11,000 shares issued and outstanding, respectively ($282,148 and $275,000 aggregate liquidation preference, respectively)	113	110
Common stock, $0.01 par value; 866,300 and 874,300 shares authorized, respectively; 101,663 and 102,083 shares issued and outstanding, respectively	1,017	1,021
Additional paid-in capital, in excess of par	3,718,350	3,711,046
Accumulated deficit	(1,895,541)	(1,879,941)
Accumulated other comprehensive income	3,675	9,476
Total Stockholders’ Equity	$1,827,695	$1,841,792
Total Liabilities and Stockholders’ Equity	$13,046,449	$11,409,604

(1)	Includes approximately $7.6 billion and $6.9 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at December 31, 2025 and December 31, 2024, respectively. Such assets can be used only to settle the obligations of each respective VIE.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In Thousands, Except Per Share Amounts)	2025	2024	2025	2024
	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$146,443	$152,768	$605,611	$633,556
Securities, at fair value	40,102	19,746	121,258	61,110
Other interest-earning assets	523	717	1,964	7,058
Cash and cash equivalent investments	3,356	5,097	16,231	22,241
Interest Income	$190,424	$178,328	$745,064	$723,965

Interest Expense:
Asset-backed and other collateralized financing arrangements	$130,192	$122,996	$495,549	$500,026
Other interest expense	4,751	4,530	18,431	21,208
Interest Expense	$134,943	$127,526	$513,980	$521,234

Net Interest Income	$55,481	$50,802	$231,084	$202,731

Reversal/(Provision) for Credit Losses on Residential Whole Loans	$276	$(398)	$(936)	$3,084
Reversal/(Provision) for Credit Losses on Other Assets	—	—	—	(1,135)
Net Interest Income after Reversal/(Provision) for Credit Losses	$55,757	$50,404	$230,148	$204,680

Other Income/(Loss), net:
Net gain/(loss) on residential whole loans measured at fair value through earnings	$4,405	$(102,339)	$133,689	$45,994
Impairment and other net gain/(loss) on securities and other portfolio investments	15,715	(26,179)	61,543	(10,869)
Net gain/(loss) on real estate owned	(2,641)	24	(6,760)	3,136
Net gain/(loss) on derivatives used for risk management purposes	13,562	69,293	(35,544)	78,503
Net gain/(loss) on securitized debt measured at fair value through earnings	(1,534)	43,564	(55,216)	(64,813)
Lima One mortgage banking income	5,730	8,477	22,848	32,944
Net realized gain/(loss) on residential whole loans held at carrying value	—	—	(882)	418
Other, net	(2,003)	52	(18,723)	115
Other Income/(Loss), net	$33,234	$(7,108)	$100,955	$85,428

Operating and Other Expense:
Compensation and benefits	$16,919	$18,021	$77,669	$87,654
Other general and administrative expense	10,059	9,993	41,740	44,254
Loan servicing, financing and other related costs	7,394	11,044	33,446	35,306
Amortization of intangible assets	300	800	2,200	3,200
Operating and Other Expense	$34,672	$39,858	$155,055	$170,414

Income/(loss) before income taxes	$54,319	$3,438	$176,048	$119,694
Provision for/(benefit from) income taxes	$—	$(2,471)	$(735)	$443
Net Income/(Loss)	$54,319	$5,909	$176,783	$119,251
Less Preferred Stock Dividend Requirement	$10,705	$8,219	$40,318	$32,875
Net Income/(Loss) Available to Common Stock and Participating Securities	$43,614	$(2,310)	$136,465	$86,376

Basic Earnings/(Loss) per Common Share	$0.42	$(0.02)	$1.31	$0.83
Diluted Earnings/(Loss) per Common Share	$0.42	$(0.02)	$1.30	$0.82

Segment Reporting

At December 31, 2025, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(In Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended December 31, 2025
Interest Income	$140,273	$48,152	$1,999	$190,424
Interest Expense	99,401	30,982	4,560	134,943
Net Interest Income/(Expense)	$40,872	$17,170	$(2,561)	$55,481
Reversal/(Provision) for Credit Losses on Residential Whole Loans	276	—	—	276
Reversal/(Provision) for Credit Losses on Other Assets	—	—	—	—
Net Interest Income/(Expense) after Reversal/(Provision) for Credit Losses	$41,148	$17,170	$(2,561)	$55,757

Net gain/(loss) on residential whole loans measured at fair value through earnings	$13,223	$(8,818)	$—	$4,405
Impairment and other net gain/(loss) on securities and other portfolio investments	15,712	3	—	15,715
Net gain on real estate owned	794	(3,435)	—	(2,641)
Net gain/(loss) on derivatives used for risk management purposes	11,933	1,629	—	13,562
Net gain/(loss) on securitized debt measured at fair value through earnings	(3,175)	1,641	—	(1,534)
Lima One mortgage banking income	—	5,730	—	5,730
Net realized gain/(loss) on residential whole loans held at carrying value	—	—	—	—
Other, net	(72)	(1,514)	(417)	(2,003)
Other Income/(Loss), net	$38,415	$(4,764)	$(417)	$33,234

Compensation and benefits	$—	$9,081	$7,838	$16,919
Other general and administrative expense	—	4,529	5,530	10,059
Loan servicing, financing and other related costs	3,694	1,417	2,283	7,394
Amortization of intangible assets	—	300	—	300
Income/(loss) before income taxes	$75,869	$(2,921)	$(18,629)	$54,319
Provision for/(benefit from) income taxes	—	—	—	—
Net Income/(Loss)	$75,869	$(2,921)	$(18,629)	$54,319

Less Preferred Stock Dividend Requirement	$—	$—	$10,705	$10,705
Net Income/(Loss) Available to Common Stock and Participating Securities	$75,869	$(2,921)	$(29,334)	$43,614

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
December 31, 2025
Total Assets	$10,128,088	$2,632,740	$285,621	$13,046,449

December 31, 2024
Total Assets	$7,395,925	$3,632,472	$381,207	$11,409,604

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Realized gains and losses arising from loans sold to third-parties by Lima One shortly after the origination of such loans are included in Distributable earnings. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from Distributable earnings. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
GAAP Net income/(loss) used in the calculation of basic EPS	$43,402	$37,082	$22,424	$32,751	$(2,396)
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(4,405)	(41,293)	(33,612)	(54,380)	102,339
Securities held at fair value	(14,313)	(17,310)	(4,008)	(20,201)	26,273
Residential whole loans and securities at carrying value	(1,399)	(668)	343	305	—
Interest rate swaps and ERIS swap futures	657	14,826	32,565	44,842	(46,632)
Securitized debt held at fair value	(1,586)	21,303	3,712	18,575	(47,267)
Other portfolio investments	(3)	(26)	(2,637)	(744)	(94)
Expense items:
Amortization of intangible assets	300	300	800	800	800
Equity based compensation	1,880	1,861	2,274	6,052	1,637
Securitization-related transaction costs	2,188	3,550	1,753	1,696	5,252
Depreciation	1,045	1,328	1,087	879	938
Total adjustments	(15,636)	(16,129)	2,277	(2,176)	43,246
Distributable earnings	$27,766	$20,953	$24,701	$30,575	$40,850
GAAP earnings/(loss) per basic common share	$0.42	$0.36	$0.22	$0.32	$(0.02)
Distributable earnings per basic common share	$0.27	$0.20	$0.24	$0.29	$0.39
Weighted average common shares for basic earnings per share	103,061	103,683	103,705	103,777	103,675

Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
GAAP Total Stockholders’ Equity	$1,827.7	$1,821.5	$1,822.1	$1,838.4	$1,841.8
Preferred Stock, liquidation preference	(485.3)	(479.9)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,342.4	1,341.6	1,347.1	1,363.4	1,366.8
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	10.1	8.7	1.8	(6.3)	(15.3)
Fair value adjustment to Securitized debt, at carrying value	45.7	48.5	57.1	63.1	70.3
Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,398.2	$1,398.8	$1,406.0	$1,420.2	$1,421.8
GAAP book value per common share	$13.20	$13.13	$13.12	$13.28	$13.39
Economic book value per common share	$13.75	$13.69	$13.69	$13.84	$13.93
Number of shares of common stock outstanding	101.7	102.2	102.7	102.7	102.1

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends, including the current tensions in international trade, a potential prolonged U.S. government shutdown, and the performance of the labor, housing, real estate, mortgage finance and broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business (including as a result of the current U.S. administration); MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, industry competition, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.